UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2023

VACCITECH PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-40367	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Vaccitech plc

Unit 6-10, Zeus Building Rutherford Avenue,

Harwell, Didcot, OX11 0DF

United Kingdom

(Address of principal executive offices, including zip code)

+44 (0) 1865 818 808

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
American Depositary Shares	VACC	The Nasdaq Global Market
Ordinary shares, nominal value £0.000025 per share*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*American Depositary Shares may be evidenced by American Depositary Receipts. Each American Depositary Share represents one (1) ordinary share. Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Global Market. The American Depositary Shares represent the right to receive ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

Item 7.01. Regulation FD Disclosure.

On June 21, 2023, Vaccitech plc (the “Company”) issued a press release titled “Vaccitech to Present Positive Final Data at EASL Congress for Phase 1b/2 HBV002 Study in Adults with Chronic Hepatitis B.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On June 21, 2023, the Company announced final data from HBV002, its Phase 1b/2a clinical trial of VTP-300 in adults with chronic Hepatitis B (CHB).

Meaningful, durable reductions of Hepatitis B Surface Antigen (HBsAg) were seen in all participants with a >0.5 log10 reduction in HBsAg who received VTP-300 alone (Group 2) or in combination with a single administration of low-dose PD-1 inhibitor, nivolumab (Group 3). Two of five patients with baseline HBsAg below 100 IU/mL in Group 3, developed a non-detectable HBsAg level, which continued eight months after last dose. Reductions in HBsAg were most prominent in those with lower baseline HBsAg. Importantly, all participants who received VTP-300 and experienced a >0.5 log10 reduction in HBsAg had durable responses with reductions in HBsAg persisting through to the last measurement eight months post-final dose.

VTP-300, encoding Hepatitis B virus (HBV) genotype C antigens, led to a decline in HBsAg in the majority of people infected with genotypes B and C viruses. In addition, VTP-300-induced T cells showed cross-reactivity to the core antigen from genotypes A to E in ELISpot assays using PBMC from VTP-300-treated healthy subjects and genotype-specific peptides A-E. A robust T cell response was generated against all VTP-300 antigens and was highest in the VTP-300 alone group. In that group, there was a relation between ELISpot responses and HBsAg decline.

About HBV002

HBV002 was an open-label Phase 1b/2 study to evaluate the safety, tolerability and immunology readout (T cell responses) of VTP-300, with or without low-dose nivolumab, in people with CHB who are virally suppressed with oral anti-viral therapies. In the HBV002 study, 55 participants were randomized into four groups to receive combinations of VTP-300 and low-dose nivolumab, with follow-up for eight months post-final dose.

VTP-300 as monotherapy and in combination with low-dose nivolumab was administered with no treatment-related serious adverse events. As reported previously, two out of 55 participants experienced transaminase flares. Both incidents occurred in participants with HBsAg declines, but not in any of the participants who cleared HBsAg (<0.05 IU/mL).

Group 2

Meaningful, durable reductions of HBsAg were seen in Group 2 (receiving VTP-300 monotherapy, N=18). Three participants had 0.7, 0.7, and 1.4 log10 declines two months post-final dose, with durable responses continuing eight months post-final dose. These participants all had baseline HBsAg <50 IU/mL.

A robust T cell response was generated and was highest in this group and there was a relation demonstrated between ELISpot response and HBsAg decline.

Group 3

Those in Group 3 received VTP-300 followed by a single low dose of nivolumab together with Modified Vaccinia Ankara (MVA)-HBV (N=18). Two months post-final dose, the mean reduction in HBsAg was 0.76 log10 (p<0.001). This effect persisted with a mean decline of 0.98 log10 at eight months (p<0.001) after the last dose and was most prominent with starting values HBsAg <1,000 IU/mL. Two participants developed non-detectable HBsAg levels, which continued eight months after last dose.

Pre-genomic RNA levels fell significantly in the majority of participants in this group only, consistent with the decline in HBsAg levels.

Groups 1 and 4

No meaningful reductions in HBsAg were observed in Group 1, in which participants received two doses of MVA-HBV without ChAdOx1-HBV, or in Group 4, in which participants received low-dose nivolumab with both doses of VTP-300. These groups were discontinued following interim analysis, as previously announced in June 2022.

A Phase 2b clinical trial (HBV003; NCT05343481) to evaluate timing of the low dose nivolumab, additional doses of the MVA component of VTP-300 and a nucleos(t)ide analogues discontinuation protocol, has been initiated in multiple countries across the Asia-Pacific region, with over 40% of the 120 participants enrolled to date (40 per group) and interim data expected in Q4 2023. In addition, a Phase 2a clinical trial (ACTRN12622000317796), in collaboration with Arbutus Biopharma Corporation, is evaluating the safety, antiviral activity and T cell responses of VTP-300 administered after Arbutus’ AB-729 in 40 virologically-suppressed people with chronic HBV infection, with interim data expected in Q4 2023.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which can generally be identified as such by use of the words “may,” “will,” “plan,” “forward,” “encouraging,” “believe,” “potential,” and similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements include, without limitation, express or implied statements regarding: the Company’s plans and strategy with respect to VTP-300 and the HBV002 clinical trial, and the potential benefits of VTP-300 for the treatment of chronic HBV. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations and beliefs and are subject to numerous risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this Current Report on Form 8-K, including, without limitation, risks and uncertainties related to the success, cost and timing of the Company’s product development activities and planned and ongoing clinical trials, the Company’s ability to execute on its strategy, regulatory developments, the Company’s ability to fund its operations, global economic uncertainty, including disruptions in the banking industry, the impact that the COVID-19 pandemic may have on the Company’s clinical trials and preclinical studies, and access to capital and other risks identified in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2022, its Quarterly Reports on Form 10-Q and subsequent filings with the SEC. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated June 21, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaccitech plc

Date: June 21, 2023	By:	/s/ William Enright
William Enright
Chief Executive Officer